SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 30, 2005

Date of Report (Date of earliest event reported)

HEARST-ARGYLE TELEVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14776	74-2717523
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue

New York, New York 10106

(Address of Principal Executive Offices)  (Zip Code)

(212) 887-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On December 30, 2005, the Company entered into a retransmission consent agreement (the “Agreement”) with EchoStar Satellite L.L.C. (“EchoStar”).  Pursuant to the Agreement, the Company has granted its consent to the retransmission of its owned and operated stations’ broadcast signals on a non-exclusive basis by EchoStar to its subscribers.  The term of the Agreement commences on January 1, 2006 and expires on November 30, 2008.  The Agreement will provide the Company with cash consideration.  The Company believes that the pricing under the Agreement constitutes competitive information and intends to seek confidential treatment of that information.  The Company estimates that the annual consideration amount will be less than 1.5% of the Company’s estimated 2006 net operating revenues.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARST-ARGYLE TELEVISION, INC.

	By:	/s/ Jonathan C. Mintzer
Name: Jonathan C. Mintzer
Title: Vice President, General Counsel and Secretary

Date: January 6, 2006